EXHIBIT 99.1

Platform Specialty Products Corporation Announces Preliminary Third Quarter Financial Results Record Q3 Adjusted EBITDA

- Net sales expected to be approximately $195 million to $197 million

- Adjusted EBITDA expected to be approximately $51 million to $52 million, record for Platform Specialty Products

MIAMI, Oct. 20, 2014 (GLOBE NEWSWIRE) -- Platform Specialty Products Corporation (NYSE:PAH) ("Platform" or "the Company"), a global specialty chemicals company, announced its preliminary financial results for the three and nine months ended September 30, 2014.

For the three months ended September 30, 2014:

  Net sales expected to be in the range of $195 million to $197 million compared to $188.4 million in 2013.
  Adjusted EBITDA expected to be in the range of $51 million to $52 million compared to $47.6 million in 2013, which would represent a record quarter for Platform.

For the nine months ended September 30, 2014:

  Net sales expected to be in the range of $568 million to $570 million compared to $560.0 million in 2013.
  Adjusted EBITDA expected to be in the range of $145 million to $147 million compared to $135.6 million in 2013, which would represent a record period for Platform.

Daniel H. Leever, Platform's Chief Executive Officer, commented, "I am very proud of our financial performance thus far in 2014. We have accomplished a great deal since the formation of Platform Specialty Products. This performance illustrates the management bench strength of our underlying operations and we commend them for delivering this excellent performance."

Frank J. Monteiro, Platform's Chief Financial Officer, added, "The underlying MacDermid operations have turned in a very strong performance both for the quarter and year-to-date. Given our operational platform is currently supporting the development of our infrastructure and enhancement of our talent and resources so that we can execute on our growth strategy, our enhanced profitability in 2014 is even that much more impressive. We will be leveraging our back office operations accordingly as we continue to evaluate and consolidate acquisition opportunities."

Conference Call

Platform will host a webcast/dial-in conference call to discuss its recently announced proposed acquisition of Arysta LifeScience Limited as well as its preliminary results for the three and nine month ended September 30, 2014 at 8:00 a.m. (Eastern Time) on Monday, October 20, 2014. Participants on the call will include Daniel Leever, Chief Executive Officer, Frank J. Monteiro, Chief Financial Officer; and Wayne Hewett, President and Chief Executive Officer of Arysta LifeScience Limited.

To listen to this call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the conference ID: 23753003.The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the call and webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.

Additionally, as previously announced, Platform will release its third quarter 2014 financial results before market opens on Wednesday, November 5, 2014. Platform will host a webcast/dial-in conference call on that day to discuss the results at 9:00 a.m. (Eastern Time). Participants on the call will include Daniel H. Leever, Chief Executive Officer and Frank J. Monteiro, Chief Financial Officer. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the call and webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.

To listen to this call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 17590151. The call will be simultaneously webcast at www.platformspecialtyproducts.com.

About Platform

Platform is a global producer of high-technology specialty chemicals and provider of technical services. The business involves the manufacture of a broad range of specialty chemicals, created by blending raw materials, and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes are sold into multiple industries including agricultural, electronics, graphic arts, metal and plastic plating, and offshore oil production and drilling. More on Platform is available at www.platformspecialtyproducts.com.

Forward-Looking Statements

This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws, which include statements regarding Platform's third quarter 2014 financial results, Platform's estimated sales and Adjusted EBITDA, the outlook for Platform's markets and the demand for its products and the impact of acquisitions, divestitures, restructuring and other unusual items, including Platform's ability to successfully consummate its proposed acquisitions and integrate and obtain the anticipated results and synergies from its consummated and future acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2013 and quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2014. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

– FINANCIAL TABLES TO FOLLOW –

Platform Reconciliation of Net Income to Adjusted EBITDA (Q3 & YTD 2014)
	Predecessor	Successor		Predecessor	Successor
(in millions)	Q3 2013	Q3 2014		YTD 2013	YTD 2014
Net income	$14.5	$10.9-11.9		$23.9	$2.5-4.5

Adjustments to reconcile to net income (loss):
Income tax expense (benefit)	6.9	(1.6)		20.9	(3.5)
Interest expense	16.1	8.0		40.7	23.4
Depreciation and amortization expense	9.7	18.9	(1)	29.5	57.2	(1)
Unrealized (gain) loss on foreign currency denominated debt	--	--		(1.1)	--	(2)
Unrealized loss on foreign exchange forward contracts	--	2.6	(3)	--	2.6	(3)
Restructuring and related expenses	0.2	0.6		1.9	1.0	(4)
Manufacturer's profit in inventory (purchase accounting)	--	--		--	12.0	(5)
Non-cash fair value adjustment to contingent consideration	--	2.3		--	26.1	(6)
Acquisition costs	--	8.2		--	18.8	(7)
Debt Extinguishment	--	--		18.8	--	(8)
Other expense (income)	0.2	1.6	(8)	1.0	4.9	(9)

Adjusted EBITDA	$47.6	$51.5-$52.5		$135.6	$145.0--$147.0

Footnotes:
(1) Includes $14.3m in Q3 2014 and $6.7m in Q3 2013 and $43.6m in YTD 2014 and $20.2m in YTD 2013 for amortization expense that is added back in the "As Adjusted" Income Statement.
(2) Predecessor adjustment to other income for non-cash gain on foreign denominated debt.
(3) Adjustment to reverse net unrealized loss on foreign exchange forward contracts in connection with Chemtura and Agriphar Acquisitions.
(4) Includes restructuring expenses of $1.9m of reorganization costs adjusted out of operating expenses for YTD 2013.
(5) Adjustment to reverse manufacturer's profit in inventory purchase accounting adjustment associated with MacDermid Acquisition.
(6) Adjustment to fair value of contingent consideration in connection with the MacDermid Acquisition primarily associated with achieving the share price targets.
(7) Adjustment to reverse deal costs primarily in connection with the Chemtura and Agriphar Acquisitions.
(8) Adjustment to reverse debt extinguishment charge in connection with debt from Predecessor recapitalization.
(9) Adjustment for 2014 primarily for reversal of the income attributable to the non-controlling interest resulting from the MacDermid Acquisition. For 2013, adjustment to reverse miscellaneous non-recurring charges.
CONTACT: Source/Investor Relations Contact:

         Frank J. Monteiro
         Platform Specialty Products Corporation- CFO
         +1-203-575-5850

         Media Contacts:

         Liz Cohen
         Weber Shandwick
         +1-212-445-8044

         Kelly Gawlik
         Weber Shandwick
         +1-212-445-8368